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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT


       This Employment Agreement ("Agreement") between UNIFAB International, Inc., a Louisiana corporation ("Company"), and Dailey J. Berard ("Employee") is dated as of ___________________, 1997 (the "Agreement Date").

       The Company and the Employee agree as follows:

       1.     EMPLOYMENT CAPACITY AND TERM.

              (a) CAPACITY AND TERM. The Employee will serve as the President and Chief Executive Officer of the Company and the chief executive officer of all of the Company's significant subsidiaries, for the period beginning on the Agreement Date through the fifth anniversary of the Agreement Date (the "Employment Term"), subject to any earlier termination of Employee's status as an employee pursuant to this Agreement. Following the term of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under the terms of this Agreement.

              (b) DUTIES. As the President and Chief Executive Officer, the Employee shall perform such duties, consistent with the Employee's job title, including serving as the chief executive officer of all of the Company's significant subsidiaries, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and shall perform such duties as are described in the Company's Bylaws.

              (c) CHAIRMAN. For as long as the Employee is President and Chief Executive Officer of the Company, the Board shall nominate the Employee for re-election as a director upon the end of his term as a director and shall appoint the Employee, for as long as he remains a director, as the Chairman of the Board of Directors. If the Employee ceases for any reason to be the President and Chief Executive Officer of the Company, the Employee will, if requested by the Company, resign as the Chairman of the Board of Directors of the Company and as a director of the Company and as director and officer of all of the Company's subsidiaries.

       2.     DEVOTION TO RESPONSIBILITIES.

              During the Employment Term, the Employee will devote all of his business time and attention to the business of the Company and its subsidiaries, and he will not engage in or be employed by any other business activity or business, whether or not such business activity or business is for gain, profit or other pecuniary advantage; provided, however, that this Agreement shall not prohibit the Employee from (i) serving as a member of the board of directors, board of trustees or the like of any for profit or non-profit entity, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefor, (ii) investing his assets in such form or manner as will require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made,


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or (iii) serving in various capacities with, and attending meetings of, industry, trade or governmental groups and associations, including without limitation the industry, trade or governmental groups and associations with which the Employee is currently involved, as long as the Employee's engaging in activities permitted by virtue of clauses (i), (ii) and (iii) above does not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement. Notwithstanding clause (ii) above, during the Employment Term, the Employee may not beneficially own more than 2% of the outstanding shares of any class of equity security of a business organization, other than the Company, that is required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

       3. COMPENSATION AND BENEFITS. The Company will provide or will cause to be provided to the Employee the compensation and benefits described below:

              (a) SALARY. An annual salary during the Employment Term of $180,000 ("Annual Base Compensation"), payable to the Employee in equal semi-monthly installments.

              (b) BONUS. An annual incentive bonus, payable, if at all, only with respect to services provided by the Employee during the Employment Term. The annual incentive bonus will be determined, accrued and paid in accordance with the schedule set forth in Appendix A hereto.

              (c) STOCK OPTIONS. On the date hereof and pursuant to the 1997 Incentive Compensation Plan, the Employee will be granted nonqualified options to purchase 65,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The per share exercise price of the shares subject to such options will be equal to the initial public offering price of the Company's Common Stock, and the Company and the Employee shall execute a Stock Option Agreement substantially in the form of Appendix B hereto. The Employee will also be eligible for additional stock incentive compensation as determined by the Compensation Committee of the Company's Board of Directors.

              (d) OTHER BENEFITS. During the Employment Term, the Employee shall be entitled to all benefits and perquisites provided to senior executive employees of the Company, including but not limited to the benefits referred to in Appendix C hereof.

       4.     TERMINATION OF EMPLOYMENT.

              (a)    DEATH OR DISABILITY.   (i)  The Employee's status as an
employee will terminate immediately and automatically upon the Employee's death during the Employment Term.

                     (ii)   (A)    The Employee's status as an employee shall
terminate if the Employee has a disability that would entitle him to receive benefits under the Company's long-term disability insurance policy in effect at the time because he is totally or partially disabled thereunder. Any such termination shall become effective on the first day on which the Employee is eligible to





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receive payments under such policy (or on the first day that he would be so eligible, if he had applied timely for such payments).

                            (B)    If the Company has no long-term disability
plan in effect, if (1) the Employee is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days during any period of 365 days and (2) a duly qualified physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing, the Board shall have the power to determine that the Employee has become disabled. If the Board makes such a determination, the Company shall have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate the status of Employee as an employee. Any such termination shall become effective 30 days after such notice of termination is given, unless within such 30-day period, the Employee becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing) and the Employee in fact resumes such services.

                            (C)    The term "Disability Effective Date" shall
mean the date on which termination of employment becomes effective due to Disability.

                     (iii) The Employee's death or the Employee's incapacity due to physical or mental illness to discharge the responsibilities assigned by this Agreement shall not constitute a breach of this Agreement by the Employee.


              (b) CAUSE. The Company may terminate the Employee's status as an employee for Cause. As used herein, termination by the Company of the Employee's status as an employee for "Cause" shall mean termination as a result of (i) the willful and continuing failure by the Employee to perform the services contemplated by this Agreement (other than any such failure resulting from the Employee's disability of the type specified in Section 4(a)), (ii) the Employee's breach of or failure to comply with the covenants set forth in Sections 6, 7 or 9 of this Agreement, or (iii) the willful engaging by the Employee in gross misconduct injurious to the Company; provided that, no act, or failure to act, on the Employee's part shall be considered "willful" for purposes of this Agreement unless done, or omitted to be done, without a reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, by the Employee that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.

              (c) GOOD REASON. The Employee may terminate his status as an employee for Good Reason. The termination by the Employee of his status as an employee for Good Reason shall be deemed to be a justifiable termination and shall excuse the Employee from the obligation to render services under or relating to this Agreement. As used herein, the term "Good Reason" shall mean:





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                     (i)    The occurrence of any of the following during the
Employment Term:

                            (A)    the assignment by the Board of Directors to
the Employee of any duties or responsibilities which are inconsistent with the Employee's status, title and position as President and Chief Executive Officer of the Company;

                            (B)    any removal of the Employee from, or any
failure to reappoint or reelect the Employee to, the position of President and Chief Executive Officer of the Company and as the chief executive officer of all of its significant subsidiaries, except in connection with a termination by the Company of the Employee's employment for Cause or on account of disability or death of the Employee, or the termination by the Employee of his employment other than for Good Reason;

                            (C)    the Company's requiring the Employee to be
based anywhere other than in New Iberia, Louisiana, except for required travel in the ordinary course of the Company's business;

                     (ii) a reduction in the Employee's annual salary or a failure by the Company to pay to the Employee any installment of the annual salary or to pay any other amounts required to be paid under this Agreement, which failure continues for a period of ten days after written notice thereof is given by the Employee to the Company;

                     (iii) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated in Paragraph 11 of the Agreement;

                     (iv) any purported termination by the Company of the Employee's status as an employee which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 4(d) hereof, or which is not justified as a termination based on Cause; or

                     (v)    any breach of this Agreement by the Company.

              (d) NOTICE OF TERMINATION. Any purported notice of termination of the Employee's status as an employee must be communicated in a writing delivered to the other party as provided in Paragraph 12 hereof (a notice of termination complying with this sentence is referred to in this Agreement as a "Notice of Termination"). Any such Notice of Termination that purports to terminate Employee's employment for Cause or for Good Reason shall specify the provision or provisions of this Agreement relied upon by the party giving such notice and shall set forth in reasonable detail the facts and circumstances claimed by such party to provide a basis for termination of the Employee's employment under the provision(s) so indicated.

              (e) DATE OF TERMINATION. "Date of Termination" means (i) if Employee's employment is terminated by the Company for Cause, or by Employee for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by the Company other than for Cause or disability, the





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Date of Termination shall be the date on which the Company notifies the
Employee of such termination and (iii) if Employee's employment is terminated by reason of his death or disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

       5.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

              (a)    GOOD REASON, OTHER THAN FOR CAUSE, DEATH OR DISABILITY.
(i) If (A) the Company terminates the Employee's status as an employee other than for Cause, death or disability, or (B) the Employee shall terminate his employment for Good Reason, then the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                   (1)     the sum of (x) the amount of the
Employee's Annual Base Compensation earned through the Date of Termination, to the extent not theretofore paid and (y) any compensation previously deferred by the Employee (together with any accrued interest on earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (x) and (y) being hereinafter referred to as the "Accrued Obligations").

                                   (2)     the aggregate amount of the
Employee's Annual Base Compensation for the period beginning on the Date of Termination and continuing through the last day of the Employment Term (such amount being referred to herein as the "Non-Accrued Compensation").

                                   (3)     to the extent not theretofore paid
or provided, the Company shall timely pay or provide to the Employee any other amounts required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice of the Company (such other amounts being referred to herein as the "Other Benefits").

                     (ii) In the event that, during the term of this Agreement, the Employee's status as an Employee is terminated under the circumstances described in subsections 5(a)(i)(A) or (B) above following a change of control of the Company, and such change of control occurs after the third anniversary hereof, then, in lieu of any amount that Employee would otherwise be entitled to receive by virtue of paragraph 5(a)(i)(2) above, Employee shall be entitled to receive an amount equal to two times his Annual Base Compensation.

                     (iii) As used in this Agreement, the phrase "change in control of the Company" shall mean a change in control of the type that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change of control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employee benefit plan of the Company and other than a person who is a director of the





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Company on the date hereof, is or becomes the "beneficial owner" (as defined in
Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 30% or more of the Company's combined voting power of the Company's then outstanding securities, (B) at any time following the execution of this Agreement, a majority of the Board of Directors is not comprised of (1) individuals who on the Agreement Date were members of the Board plus (2) any new directors whose nomination for election by the Board or the Company's stockholders was approved by the vote of two-thirds of the directors then in office who either were directors or whose nomination was previously so approved.

              (b) DEATH. If the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of (i) Accrued Obligations, (ii) 50% of the Non-Accrued Compensation (the "Death Cash Payment") and (iii) the timely payment or provision of Other Benefits. The sum of the Accrued Obligations and the Death Cash Payment shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 5(b) shall include, without limitation, and the Employee's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of its senior executive officers under such plans, programs, practices and policies relating to death benefits, if any, as in effect on the date of Employee's death.

              (c) DISABILITY. If Employee's status as an employee is terminated by reason of Employee's disability, this Agreement will terminate without further obligation to the Employee, other than the payment of (i) Accrued Obligations, (ii) 50% of the Non-Accrued Compensation (the "Disability Cash Payment") and (iii) the timely payment or provision of Other Benefits.
The sum of Accrued Obligations and the Disability Cash Payment will be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 5(c) shall include, and the Employee will be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled executive officers and their families in accordance with such plans, programs, practices and policies related to disability that are in effect on the Disability Effective Date.

              (d) CAUSE, OTHER THAN FOR GOOD REASON. If the Employee's status as an employee shall be terminated for Cause by Employer, or voluntarily terminated by Employee other than for Good Reason, this Agreement shall terminate without further obligation to the Employee other than for (i) Accrued Obligations, which shall be paid in a lump sum in cash within 30 days of the Date of Termination, and (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee his accrued, vested benefits under any benefit plan or program of the Company.

              (e) CHANGE OF CONTROL BENEFIT. If Employee is subjected to an excise tax as a result of the golden parachute provisions of section 4999 of the Internal Revenue Code of 1986, as





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amended, the Company shall pay to Employee such amounts as are necessary to place Employee in the same after-tax position as he would have been had such golden parachute provisions not been applicable to him. This tax gross-up provision shall take into account any such applicable excise tax, any state or federal interest and penalties and any state or federal income tax and excise tax payable with respect to the additional payment provided by this Section 5(e).

       6. REGISTRATION RIGHTS. (a) (i) In the event that, during the term of this Agreement, the Employee's status as an Employee is terminated under the circumstances described in subsections 5(a)(i)(A) or (B) above or under any circumstances following a change of control of the Company, then Employee may request in writing that the Company register all or any portion (but not less than 100,000) of the Registrable Securities beneficially owned by the Employee for sale in the manner specified in such request. Upon receipt of such a request the Company will, at its sole cost and expense as provided in
Section 6(c) below, use its best efforts to register (on the appropriate form reasonably acceptable to the Employee) the number of Registrable Securities specified in the Employee's request.

                     (ii) The Company shall be obligated to effect one registration of the Registrable Securities pursuant to this Section 6(a), except as otherwise provided in paragraph (iv) below. The obligation of the Company under this Section 6(a) shall be deemed satisfied only if a Registration Statement registering all Registrable Securities specified in the Employee's request received pursuant to subsection 6(a)(i) for sale in accordance with the method of disposition specified by the Employee shall have become effective and at least 80% of such Registrable Securities included therein have been sold pursuant thereto.

                     (iii) The Company shall be entitled to include in any Registration Statement referred to in this Section 6(a), for sale in accordance with the methods of disposition specified by the Employee, securities to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter or underwriters (if the method of disposition requested by the Employee is an underwritten public offering), such inclusion would have a material adverse effect on the efforts to sell the Registrable Securities included in the Registration Statement pursuant to
Section 6(a)(i).

                     (iv) If the managing underwriter shall (A) certify in writing that the inclusion of some or all of the Registrable Securities would materially and adversely affect the market for the Company's securities, (B) state the basis of such opinion and (C) state the maximum number of Registrable Securities, if any, that may be distributed without such adverse effect, then the Company may, upon written notice to the Employee, reduce the amount of Registrable Securities included in the Registration Statement; provided that, if the number of Registrable Securities included in the Registration Statement is reduced pursuant to this Section 6(a)(iv), the Employee will be granted the right to one additional demand registration in connection with which the Employee shall have all of the rights provided for in this Section 6, including this paragraph (iv).

                     (v) If at the time of any request to register Registrable Securities pursuant to this Section 6(a), the Company is engaged in any other activity which, in the good faith





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determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that the filing of a Registration Statement pursuant to such a request be delayed for a period not in excess of 120 days from the time of such request.

                     (vi) If requested by the underwriters for any underwritten offering by the Employee pursuant to a registration requested under this Section 6(a), the Company shall enter into an underwriting agreement with such underwriters in a form reasonably satisfactory in substance and form to the Employee and the underwriters that shall contain such representations and warranties by the Company and such other terms as are generally prevailing in an agreement of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6(f) hereof. The Employee will cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Employee shall be a party to such underwriting agreement and may, in its discretion, require that any or all of the representations and warranties by, and other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Employee and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Employee. In the case of a firm commitment public offering pursuant to this Section 6(a), the Company shall choose the managing underwriter or underwriters; provided that this selection shall be subject to the approval of the Employee, which approval shall not be unreasonably withheld.

              (b) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall as expeditiously as reasonably possible:

                     (i) Prepare and file with the SEC a Registration Statement and otherwise comply with the provisions of the Securities Act with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become effective;

                     (ii) Prepare and file with the SEC any amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all Registrable Securities included therein have been sold pursuant to the plan of distribution included in such Registration Statement and (ii) the thirtieth day from the effective date of the Registration Statement;

                     (iii) Furnish to the Employee such numbers of copies of the prospectus, including preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Employee may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

                     (iv) Use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Employee shall reasonably request, and do any and all other acts and things that may be





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necessary or advisable to enable the Employee to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or consent to general service of process in any such jurisdiction;

                     (v) Before filing the Registration Statement or prospectus or amendments or supplements thereto, furnish the Employee with copies of all such documents proposed to be filed, which shall be subject to reasonable approval of counsel designated by the Employee;

                     (vi) Furnish to the Employee a signed counterpart, addressed to the Employee (and the underwriters, if any), of (i) an opinion of the Company's legal counsel dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein, and in the case of the accountants' letter with respect to events subsequent to the date of such financial statements), as are customarily included in opinions of issuer's counsel and an accountant's letter delivered to the underwriters in underwritten public offerings of securities, and in the case of the accountant's letter, such other financial matters as the Employee (or the underwriters, if any) may reasonably request; and

                     (vii) At any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, notify the Employee upon discovery of, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                     (viii) If the Company has delivered preliminary or final prospectuses to the Employee, and after having done so the prospectus is amended to comply with the requirements of the Securities Act, notify the Employee and, if requested, the Employee shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the Employee with a revised prospectuses and following receipt of the revised prospectuses the Employee shall be free to resume making offers of the Registrable Securities.

              (c) The costs and expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and the expenses of any special accounting services and audits incidental to or required by such registration, shall be paid by the Company; provided, however, the Company shall not be required to pay legal fees of counsel for the Employee, or underwriters' fees, discounts, commissions





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and broker-dealer charges relating to the Registrable Securities, all of which expenses shall be paid by the Employee.

              (d) The Employee will furnish the Company, upon the written request of the Company, all information in its possession necessary to include in the Registration Statement and to effect the registration and qualifications under the Securities Act and the blue sky laws and will otherwise cooperate with the Company in effecting such registration and qualifications.

              (e)    The Company shall:

                     (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                     (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and

                     (iii) furnish to the Employee upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Employee may reasonably request to avail itself of any similar rule or regulation of the SEC allowing itself any such securities without registration.

              (f)    (i)    In the event of any registration of any of the
Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Employee and each underwriter of such Registrable Securities and each other Person, if any, who controls such persons within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (including reasonable legal and other expenses incurred in investigating and defending against the same), joint or several, to which the Employee or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or contained in the prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), if used within the period during which the Company is required to keep the Registration Statement to which such prospectus relates current pursuant to the terms hereof, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectuses, or any such amendment or supplement, in reliance upon and in conformity with





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information furnished to the Company, in writing, by or on behalf of the
Employee, underwriter or controlling person specifically for use in the preparation thereof or (B) the Company shall not be required to indemnify any underwriter from whom the Person asserting any such losses, claims, damages, expenses or liabilities purchased the Registrable Securities that are the subject thereof or to the benefit of any person controlling such underwriter, if such underwriter failed to send or give a copy of the prospectus or any amendment thereof or supplement thereto to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person.

                     (ii) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Employee shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, if any, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus or prospectuses contained in the Registration Statement, or an amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Employee specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

                     (iii)  Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expenses if (1) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential different interests between the Indemnified Party and any other party represented by such counsel in such proceeding, (2) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (3) the Indemnifying Party has not, in fact, employed counsel to assume the defense of such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

              (g) As used in this Section 6, the following terms shall have the meanings indicated below:

                     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                     "Register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act for the purpose of effecting a public sale of securities.

                     "Registrable Securities" means (a) all shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company beneficially owned by the Employee and (b) any other securities issued by the Company after the date hereof with respect to such shares (and with respect to the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final prospectus forming a part of such Registration Statement;
(ii) such securities shall have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act; (iii) such securities cease to be beneficially owned by the Employee, or (iv) such securities cease to be issued and outstanding for any reason.

                     "Registration Statement" means a registration statement filed by the Company with the SEC pursuant to Section 6(a) hereof.

                     "SEC" means the Securities and Exchange Commission.

                     "Securities Act" means the Securities Act of 1933, as amended.

       7. TRADE SECRETS, ETC. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or corporate affiliates and their respective businesses and operations, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the Agreement Date) and which shall not have become public knowledge (other than by acts of the Employee or any of his representatives in violation of this Agreement). At the end of the Employment Term, the Employee agrees (i) not, without the prior written consent of the Company or as may be otherwise required by law or legal process, to communicate or divulge any such information, knowledge or data to any party other than the Company and (ii) to deliver promptly to the Company any confidential information, knowledge or data in his possession, whether produced by the Company or any of its subsidiaries and corporate affiliates or by the Employee, that relates to the business of the Company or any of its subsidiaries and joint ventures or any past, current or prospective activity of the Company or any of its subsidiaries and joint ventures. The Employee shall be permitted to retain copies of such data as are necessary in order to enable the Employee to assert any rights under this Agreement, provided that such data shall be used solely for such purpose.

       8. CUSTOMER LISTS. The Employee recognizes and acknowledges that any written list or lists of the customers of the Company or any of its subsidiaries and joint ventures ("customer lists"), as such customer lists may exist from time to time, are valuable, special and unique assets of the Company. The Employee agrees that he will not use for his own personal benefit or disclose such customer lists to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Personal and social contacts with past, present or future customers of the Company shall not be prohibited hereby.

       9. LIMITED COVENANT NOT TO COMPETE. (a) For a period of two years commencing with the expiration of the term of this Agreement, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any company or other business enterprise engaged in a line or lines of business similar to that of the Company or any of its subsidiaries or joint ventures, within each parish of the State of Louisiana or any other jurisdiction, whether within or outside the United States (each such parish and other jurisdiction being identified in Appendix D hereto) in which the business of the Company or any of its subsidiaries or joint ventures is carried on, so long as the Company or any of its subsidiaries or joint ventures carries on a like line of business therein; provided, however, that nothing contained herein shall prohibit the Employee from making investments in any publicly held company which do not exceed in the aggregate two percent of the equity interest of such company.

              (b) Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix D as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix D and this Section 9. Furthermore, Employee agrees that all references to Appendix D in this Agreement shall be deemed to refer to Appendix D as so supplemented, amended, restated or otherwise modified from time to time.

       10. CERTAIN PROPRIETARY RIGHTS. The Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

              (a) At any time during the term of his employment by the Company, or

              (b) With the use of time or materials of the Company. The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such matters, to sign all necessary instruments, make all necessary oaths and generally, at the Company's expense, to do everything reasonably practicable (without expense to the Employee) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such matters in the Company. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

       11. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by the Employee of the provisions of Sections 7, 8, 9 or 10 of this Agreement during or after the term of this Agreement, the Company shall be entitled to injunctive relief restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of this Agreement by the Employee.

       12.    BINDING EFFECT.

              (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

              (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution. The rights of the Employee under Section 6 hereof may be transferred by will and testament of the Employee.

              (c) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

       13. NOTICES. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

       If to the Company, addressed to:

       UNIFAB International, Inc.
       5007 Port Road
       New Iberia, Louisiana   70560
       Attn:   Peter J. Roman
                   Vice President and Chief Financial Officer

       If to the Employee, addressed to:

       Dailey J. Berard
       110 Mountainside Drive
       Lafayette, Louisiana   70503

or such other address as to which any party hereto may have notified the other in writing.

       14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

       15. ENTIRE AGREEMENT. This Agreement, including Appendices A through D, inclusive, all of which are herein incorporated by reference and made a part hereof, and the documents referred to herein, contain or refer to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement, including the Appendices, may be modified or amended except by an instrument in writing signed by or for both parties hereto.

       16. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       17. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

       18. REMEDIES NOT EXCLUSIVE. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

       19. BENEFICIARIES. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

       20. COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that the Employee serves at the pleasure of the Board of Directors and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status as the President and Chief Executive Officer during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by Sections 5(a) and 6 hereof if such action constitutes a termination by the Company without Cause or a termination by the Employee for Good Reason.

       21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


                                   UNIFAB INTERNATIONAL, INC.



                                   By:
                                           -------------------------------------
                                                  Charles E. Broussard
                                                  Director, Member of
                                                 Compensation Committee

                                   EMPLOYEE:




                                   ---------------------------------------------
                                                    Dailey J. Berard

                                   APPENDIX A

                   SCHEDULE FOR EMPLOYEE BONUS DETERMINATION


        Bonus as% of Salary Belowh 15% net income return on capital 0*

Achieve 15% minimum net income return on capital  . . . . . . . . . . . .  50.0%
Achieve greater than minimum net income return on capital:
       16%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53.3%
       17%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56.7%
       18%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60.0%
       19%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63.3%
       20%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66.7%
       21%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70.0%
       22%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73.3%
       23%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76.7%
       24%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80.0%
       25%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83.3%
       26%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86.7%
       27%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90.0%
       28%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93.3%
       29%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96.7%
Achieve 30% or greater net income return on capital      100.0%

*FY1998 only - guaranteed minimum of $50,000.

                                   APPENDIX B

                  FORM OF OPTION AGREEMENT UNDER THE COMPANY'S
                        1997 INCENTIVE COMPENSATION PLAN

                                                                     OFFICER AND
                                                                        EMPLOYEE
                                                                       AGREEMENT
                             STOCK OPTION AGREEMENT
                                FOR THE GRANT OF
                     NON-QUALIFIED STOCK OPTIONS UNDER THE
                           UNIFAB INTERNATIONAL, INC.
                            LONG-TERM INCENTIVE PLAN

       THIS AGREEMENT is entered into and effective as of __________, 1997, by and between UNIFAB International, Inc., a Louisiana corporation (the "Company"), and ________ ________ (the "Optionee").

       WHEREAS Optionee is a key employee of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.01 par value per share (the "Common Stock") in accordance with the UNIFAB International, Inc. Long-Term Incentive Plan (the "Plan").

       NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                       I.
                                Grant of Option

       The Company hereby grants to Optionee the right, privilege and option to purchase _______ shares of Common Stock (the "Option") at an exercise price equal to the initial public offering price of the Common Stock (the "Exercise Price"). The grant of the Option is subject to the issuance and sale of Common Stock registered with the Securities and Exchange Commission on Form S-1 (Reg. No. 333-31609) in connection with the Company's initial public offering of the Common Stock and such grant shall be effective as of the Closing Time referred to in that certain Transition Agreement dated ________, 1997 to which the Company is a party. The date on which the Closing Time occurs shall hereinafter be referred to as the "Date of Grant." The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.
                                Time of Exercise

       2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Optionee shall be entitled to exercise the Option as follows:

       With respect to one-third of the shares of Common Stock subject to the Option, beginning on the Date of Grant; With respect to two-thirds of the shares of Common Stock subject to the Option, less any shares previously issued, beginning one year following the Date of Grant; and

       With respect to all of the shares of Common Stock subject to the Option, less any shares previously issued, beginning two years following the Date of Grant.

       The Option shall expire and may not be exercised later than ten years following the Date of Grant.

       2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent. In the event of death, the Option may be exercised as provided herein by the Optionee's estate or by the person to whom such right devolves as a result of the Optionee's death.

       2.3 If an Optionee ceases to be an employee because of death, disability within the meaning of Section 22(e)(3) of the Code ("Disability") or retirement, the Option must be exercised, to the extent otherwise exercisable at the time of termination of employment, within one year from the date on which the Optionee ceases to be an employee, but in no event later than ten years following the Date of Grant.

       2.4 If Optionee's employment is terminated, other than as a result of death, disability or retirement, the Option must be exercised, to the extent otherwise exercisable at the time of termination of employment, within 30 days from the date on which Optionee ceases to be an employee, but in no event later than ten years following the date of grant.

                                      III.
                          Method of Exercise of Option

       3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

       3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Compensation Committee (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price.

                                      IV.
                       No Contract of Employment Intended

       Nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment relationship with the Company or any of its subsidiaries at any time.

                                       V.
                                 Binding Effect

       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.
                              Non-Transferability

       The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall not be subject to execution, attachment or similar process.

                                      VII.
                            Inconsistent Provisions

       The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

       IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                 UNIFAB INTERNATIONAL, INC.

                                 By:
                                        ---------------------------------
                                               Member
                                               Compensation Committee



                                        ---------------------------------
                                               Optionee

                                   APPENDIX C

                     OTHER BENEFITS AVAILABLE TO EMPLOYEES

                                   APPENDIX D

                JURISDICTIONS IN WHICH COMPETITION IS RESTRICTED
              AS PROVIDED IN SECTION 8 OF THE EMPLOYMENT AGREEMENT
                BETWEEN INTERNATIONAL, INC. AND DAILEY J. BERARD




Louisiana - Parish of Iberia